Exhibit 99.1

REPORT ON INTERIM FINANCIAL STATEMENTS

Report of Independent Accountants

To the Board of Directors and Shareholders of transact Elektronische Zahlungssysteme GmbH, Martinsried:

We have audited the accompanying balance sheets of transact Elektronische Zahlungssysteme GmbH, Martinsried as of December 31, 2002 and October 31, 2003, and the related statement of income for the ten-month period then ended, which have been prepared on the basis of accounting principles generally accepted in Germany and are all expressed in EURO. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of transact Elektronische Zahlungssysteme GmbH, Martinsried as of December 31, 2002 and October 31, 2003, and the results of its operations for the ten-month period then ended in conformity with accounting principles generally accepted in Germany.

Accounting principles generally accepted in Germany vary in certain respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net income for the period ended December 31, 2002 and the ten-month period ended October 31, 2003 and the determination of shareholders’ equity at December 31, 2002 and October 31, 2003. See the Notes to the financial statements for further discussion of these differences.

Grant Thornton GmbH

Hamburg, Germany

February 6, 2004

transact Elektronische Zahlungssysteme GmbH,

Martinsried

Statement of income for ten months ended October 31, 2003 (interim)

			€01.01.-31.10.03 €	pr. Year T€
1.	Sales		7,320,053.72	5,832
2.	Other operating income		208,713.99	100

3.	Cost of materials
	a) Expenses for materials		1,226,357.51	1,510
4.	Personnel expenses
	a) Wages and salaries	1,404,587.08		1,332
	b) Social security, pension and other benefit costs	179,825.92	1,584,413.00	189

	- thereof for pensions € 2.798,50 (pY. T€ 0)
5.	Depreciation on intangible assets, plant and equipment		277,020.90	179
6.	Other operating expenses		2,831,027.27	2,300
7.	Other interest and similar income		5,629.43	8
8.	Interest and similar expenses		45,087.56	61

9.	Profit from ordinary operations		1,570,490.90	369

10.	Taxes on income		588,797.51	134
11.	Other taxes		420.69	1

12.	Net income		981,272.70	234

transact Elektronische Zahlungssysteme GmbH,

Martinsried

Balance sheet as of October 31, 2003 (interim)

			€	€	pr. Year T €
ASSETS
A.	FIXED ASSETS
	I.	Intangible assets
		Franchise, trademarks, patents, licences and similar rights		188,076.98	112

	II.	Property, plant and equipment
		1. Technical equipment, plant and machinery	165,188.52		117
		2. Other equipment, fixtures, fittings and equipment	476,843.85	642,032.37	243

	III.	Financial Assets
		Other loans receivable		30,000.00	0

B.	CURRENT ASSETS
	I.	Inventories
		Finished goods		1,263,451.49	756
	II.	Accounts receivable and other assets
		1. Accounts receivable from trading	1,106,212.01		379
		2. Other assets	48,758.98	1,154,970.99	45

		- thereof with a remaining term of more than one year € 2.479,04 (pY. T€ 3)
	III.	Cash on hand and cash in banks		816,962.24	1,028

C.	DEFERRED CHARGES AND PREPAID EXPENSES			12,220.80	21

				4,107,714.87	2,701

			€	€	T €
LIABILITIES
A.	SHAREHOLDERS’ EQUITY
		I. Capital subscribed	50,000.00		50
		II. Outstanding capital contributions	-12,217.71		-12
		III. Retained earnings	217,347.67		-16
		IV. Net income	981,272.70	1,236,402.66	234

B.	PROVISIONS AND ACCRUED LIABILITIES
		1. Accrued taxes	665,999.32		112
		2. Other provisions and accrued liabilities	439,197.00	1,105,196.32	220

C.	LIABILITIES
		1. Liabilities due to banks	703,534.40		1,492
		- thereof with a remaining term up to one year € 268.936,32 (pY. T€ 669)
		2. Trade accounts payable	569,901.18		272
		- thereof with a remaining term up to one year € 569.901,18 (pY. T€ 272)
		3. Other liabilities	492,680.31	1,766,115.89	350

		- thereof with a remaining term up to one year € 492.680,31 (pY. T€ 350)
		- thereof for taxes € 154.169,27 (pY. T€ 51)
		- thereof for social security € 31.952,79 (pY. T€ 21)

				4,107,714.87	2,701

transact Elektronische Zahlungssysteme GmbH, Martinsried

Notes to the financial statements as of October 31, 2003 (interim)

General information

The interim financial statements of transact Elektronische Zahlungssysteme GmbH, Martinsried have been prepared in accordance with applicable accounting standards in Germany. A summary of the more important policies, which have been applied consistently, are set out below.

The financial statements have been prepared in accordance with the historical cost convention.

The profit and loss statement has been prepared in the total expenditure format.

Statements, which could alternatively have been shown in the balance sheet, are not further discussed in the notes to the financial statements.

According to the size ranges stated in § 267 HGB (German Commercial Code), the company is a small corporation. Therefore it made use of the reliefs of § 274a HGB.

Accounting and valuation principles

Additionally to the regulations mentioned above, attention has to be paid to the regulations of the law for limited liability companies (GmbH-Gesetz).

Acquired intangible assets are valued at acquisition costs and, if they are subject to depreciation, reduced by scheduled depreciation.

The fixed assets are valued at acquisition costs and reduced by normal depreciation if the assets have limited useful lives.

The scheduled depreciation is determined by the company´s expected using period with the straight-line method of depreciation and the declining-balance method applied according to tax regulations.

The transition from the declining-balance method to the straight-line method of depreciation will occur when the straight-line method will lead to a higher annual depreciation than the declining-balance method.

The depreciation periods are based on fiscally approved useful life expectancy. Additions to the movable assets in the first half of the period will be depreciated with the full annual depreciation rate, additions in the second half of the business year will be depreciated with half of the annual depreciation rate. Low-value items (up to € 410,00) were depreciated at the period of their acquisitions.

The inventories are rated at acquisition costs and the lower of cost or market principle is regarded.

Accounts receivable and securities are rated with their nominal value or the lower value to be attributed at the balance sheet date, under consideration of all identifiable risks.

Other accrued liabilities were set up for all other uncertain liabilities. All recognizable risks were accounted for.

The liabilities were valued at their repayment amount. If the current value at the balance sheet date lied above the repayment amount, the liabilities were valued at the higher current value.

Information on the balance sheet and the profit and loss statement

Amount of liabilities and security interests with a duration of more than 5 years

The total value of liabilities accounted for with a duration of more than 5 years amounts to € 0,00.

Amount of liabilities and security interests with a duration of less than 5 years

The value of loans accounted for with a duration of less than 5 years amounts to € 635.565,80.

Other financial obligations

Contingent liabilities

The company has ceded accounts receivables to Sparkasse Starnberg (blanket assignment).

The company took on a debt guarantee for the rental charges of an employee. This debt guarantee is limited to possible arrears of rent within the scope of the actual lease contract.

Average number of employees

The average number of employees amounts to 36.

Names of the general managers

During the last fiscal year, the operations of the company were led by:

Mr. Bernd Artinger, Dipl.-Ing. (FH)

Mr. Jürgen Platt, Dipl.-Kfm.

Compensations for the general managers

A compensation of € 436.455,70 was granted to the general managers during the period under report.

Information according to § 42 para. 3 GmbHG

The following rights and obligations exist towards shareholders:

Circumstance	Amount
Loans receivable	30.000,00	€
Accounts receivable	0,00	€
Liabilities	200.967,72	€

The liabilities concern different bank loans, taken up by the shareholders in the name of the company and paid directly to the company from the bank. A financing agreement exists stating that these loans are repaid directly by the company and are therefore an element of corporate finance.

Differences between German GAAP and US GAAP

The following differences (besides terminology and financial statements presentation) between accounting principles generally accepted in Germany and accounting principles generally accepted in the United States of America (US GAAP) are as follows and are not considered to be significant to the overall financial statements:

Tangible Assets—Because of the general focus on tax requirements in Germany, depreciation periods and methods do not necessarily reflect economic reality. German depreciation periods and methods are generally more conservative (accelerated methods) and typically utilize declining balance depreciation. Following German tax rules, assets purchased during the first six months of a year may be depreciated at the full annual rate and those acquired during the second half of the year may be depreciated at a half year rate. Low value items may be fully depreciated in the year of acquisition or over their useful lives. The company followed this valuation method.

Internal-use Software:

•	Under US GAAP, costs incurred in application development stage are to be capitalized (e.g., design chosen path, coding, installation to hardware, testing).

•	Under US GAAP, costs incurred in post-implementation stage are expensed as incurred (e.g., training and application maintenance).

Martinsried, February 6, 2004
Jürgen Platt	Bernd Artinger